UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

American Woodmark Corporation

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-14798	54-1138147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Shady Elm Road,
Winchester, Virginia	22602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 665-9100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 5, 2025 (the “Merger Agreement”), by and among MasterBrand, Inc., a Delaware corporation (“MasterBrand”), Maple Merger Sub, Inc., a Virginia corporation and wholly-owned subsidiary of MasterBrand (“Merger Sub”), and American Woodmark Corporation, a Virginia corporation (“American Woodmark”).

Effective as of May 28, 2026 (the “Closing Date”), American Woodmark completed its previously announced transaction with MasterBrand (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into American Woodmark (the “Merger”) at the effective time of the Merger (the “Effective Time”), with American Woodmark continuing as the surviving entity.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each share of American Woodmark common stock outstanding was converted into the right to receive 5.150 shares of MasterBrand common stock (such ratio, the “Exchange Ratio”), plus cash in lieu of any fractional shares.

Treatment of American Woodmark Equity Awards

Pursuant to the Merger Agreement, as of the Effective Time, (i) each American Woodmark restricted stock unit (each, an “American Woodmark RSU”) that was outstanding immediately prior to the Effective Time was, depending on the terms of the applicable award, either (1) converted into a MasterBrand restricted stock unit with respect to a corresponding number of shares of MasterBrand common stock based on the Exchange Ratio (with any fractional shares rounded down to the nearest whole share) or (2) converted into the right to receive a number of shares of MasterBrand common stock equal to the number of shares of American Woodmark common stock subject to the American Woodmark RSU immediately prior to the Effective Time multiplied by the Exchange Ratio (with a cash payment in respect of any fractional shares in accordance with the Merger Agreement), less any applicable tax withholding, (ii) except as described below, each American Woodmark performance stock unit (each, an “American Woodmark PSU”) that was outstanding immediately prior to the Effective Time was converted into a MasterBrand restricted stock unit with respect to a corresponding number of shares of MasterBrand common stock (determined based upon actual or superior performance levels, as applicable) based on the Exchange Ratio, with any fractional shares rounded down to the nearest whole share, and (iii) each American Woodmark cash-settled restricted stock tracking unit outstanding immediately prior to the Effective Time was assumed and converted into a MasterBrand cash-settled restricted stock tracking unit relating to a corresponding number of shares of MasterBrand common stock (with any performance-based vesting conditions determined based upon superior performance levels) based on the Exchange Ratio (with any fractional shares rounded down to the nearest whole share). Each option to purchase shares of American Woodmark common stock and American Woodmark PSUs granted to American Woodmark executive officers on September 5, 2023, were determined (based on the achievement of actual performance through the Effective Time) not to have been earned and, as a result, were automatically cancelled without any payment or other consideration at the Effective Time.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which was filed as Exhibit 2.1 to American Woodmark’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025 and is incorporated herein by reference.

The total number of shares of MasterBrand common stock issuable as consideration with respect to the Merger (including with respect to the converted American Woodmark RSUs as described above) is approximately 77,031,379 million shares. The shares of MasterBrand common stock to be issued in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-290071) filed by MasterBrand with the SEC on September 5, 2025, as amended on September 23, 2025, and declared effective by the SEC on September 25, 2025.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Closing and effective as of the Closing Date, American Woodmark terminated all outstanding obligations under the Second Amended and Restated Credit Agreement, dated as of October 10, 2024, by and among American Woodmark, as borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the Merger Agreement, American Woodmark notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Closing and requested that Nasdaq suspend trading of American Woodmark common stock and withdraw American Woodmark common stock from listing on Nasdaq. Upon American Woodmark’s request, Nasdaq will file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of American Woodmark common stock and the deregistration of American Woodmark common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, American Woodmark common stock will no longer be listed on Nasdaq, effective May 29, 2026.

In addition, following the effectiveness of the Form 25, American Woodmark intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the American Woodmark common stock under Section 12(g) of the Exchange Act and the suspension of American Woodmark’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Merger, at the Effective Time, American Woodmark became a wholly owned subsidiary of MasterBrand.

The information set forth under the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, each member of American Woodmark’s board of directors and each officer of American Woodmark immediately prior to the Effective Time ceased his or her respective service as a director or officer of American Woodmark. Such cessations of service were not related to any disagreement with American Woodmark on any matter related to American Woodmark’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Articles of Incorporation and Bylaws of American Woodmark were each amended and restated in their entirety to be the same as the Articles of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that references to Merger Sub’s name were replaced with references to American Woodmark’s name. Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of American Woodmark are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On May 28, 2026, MasterBrand and American Woodmark issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished on this Form 8-K, including the exhibit furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2025, by and among MasterBrand, Inc., Maple Merger Sub, Inc. and American Woodmark Corporation* (incorporated by reference to Exhibit 2.1 to American Woodmark’s Current Report on Form 8-K filed on August 6, 2025)

3.1	Amended and Restated Articles of Incorporation of American Woodmark Corporation

3.2	Amended and Restated Bylaws of American Woodmark Corporation

99.1	Joint Press Release, dated May 28, 2026

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Certain schedules and exhibits to Exhibit 2.1 have been omitted as permitted by Item 601 of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WOODMARK CORPORATION

Date: May 28, 2026	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	President & Chief Executive Officer